Exhibit 10.3

LIMITED GUARANTY

IN CONSIDERATION of credit granted or to be granted by PNC Bank, National Association ("PNC"), and various other financial institutions from time to time (PNC and such other financial institutions are each, a "Lender" and collectively, the "Lenders"), pursuant to that certain Revolving Credit and Security Agreement, dated of even date herewith, by and among Pac-Van, Inc., an Indiana corporation and each other Borrower party thereto (each a "Debtor" and collectively, the "Debtors"), the Guarantors (as defined therein) party thereto, the Lenders, Pac-Van Asset Trust, a Delaware statutory trust and PNC, as administrative and collateral agent for the Lenders (in such capacity, the "Agent") (as amended, restated, modified or supplemented from time to time, the "Credit Agreement"), intending to be legally bound hereby, and to induce the Lenders to maintain or extend credit to the Debtors, Ronald F. Valenta ("RFV") and Lydia D. Valenta ("LDV"), husband and wife (RFV and LDV are each, an "Individual Guarantor" and collectively, the "Individual Guarantors"), this 16th day of July, 2010, jointly and severally hereby:

1. Become absolute and unconditional guarantors to the Agent and the Lenders, their respective successors, endorsees and assigns, for the prompt payment and performance when due (whether at maturity, by declaration, acceleration or otherwise) of all Obligations (as defined in the Credit Agreement) including, without limitation, all extensions, modifications, renewals thereof and substitutions therefor, whether absolute or contingent, direct or indirect, matured or unmatured, sole, joint or several, of any nature whatsoever, without regard to the validity, enforceability or regularity thereof including, without limitation, continuing interest thereon in accordance with the terms thereof and all expenses (including any reasonable costs of legal expenses) incurred by the Agent or any Lender in enforcing any rights with regard to or collecting against either Individual Guarantor under this Limited Guaranty (this "Agreement") (hereinafter collectively referred to as the "Debtor Liabilities"), whether or not such Debtor Liabilities or any portion thereof shall hereafter be released or discharged or is for any reason invalid or unenforceable (capitalized terms used in this Agreement that are defined in the Credit Agreement shall have the meanings assigned to them therein unless otherwise defined in this Agreement);

2. Assent to all agreements made or to be made between the Agent or any Lender and any other Person(s) liable, either absolutely or contingently, on any of the Debtor Liabilities, including any and all such agreements made by any Debtor and any co-maker, endorser, pledgor, surety or guarantor (any such Person being hereinafter referred to as an "Obligor"), and further agrees that the Individual Guarantors' liability hereunder shall not be reduced or diminished by such agreements in any way;

3. Consent and agree that their obligations and liabilities hereunder shall in no way be reduced, limited, waived or released if any other Person or Persons is presently or in the future becomes a surety or guarantor in regard to the Debtor Liabilities or any other liabilities among any Debtor, the Agent and the Lenders;

4. Consent that the Agent and the Lenders may, at their option, without in any way affecting the Individual Guarantor's liability hereunder:  (i) exchange, surrender or release any or all collateral security of any endorsement, guaranty or surety held by the Agent or any Lender for any of the Debtor Liabilities; (ii) renew, extend, modify, supplement, amend, release, alter or compromise the terms of any or all of the Debtor Liabilities; and (iii) waive or fail to perfect the Agent's and the Lenders' rights or remedies against any Debtor or the collateral security for any of the Debtor Liabilities;

5. Warrant that the execution, delivery and performance by each Individual Guarantor of this Agreement do not contravene any law or contractual restriction binding on or affecting such Individual Guarantor;

6. Warrant that all financial information provided to the Agent by the Individual Guarantors in connection herewith is accurate and complete and has been prepared in accordance with sound accounting principles, and that the Individual Guarantors have made full and true disclosure of all pertinent financial and other information in connection with the transactions contemplated hereby; and

7. Warrant that the addresses specified on the signature page hereof, immediately below each Individual Guarantor's name, is such Individual Guarantor's true and correct address, and agrees to notify the Agent, in the manner hereinafter specified, within fifteen (15) days after any change in either Individual Guarantor's address.

CONTINUING GUARANTY.  This Agreement shall be a continuing one and shall continue in full force and effect until (subject to the terms and conditions of the Section of this Agreement entitled Bankruptcy of the Debtors) all Debtor Liabilities and all other amounts payable under the Credit Agreement and the Other Documents have been paid and performed in full, and all commitments to extend credit thereunder have terminated.  Without limiting the generality of the foregoing, each Individual Guarantor hereby irrevocably waives any right to terminate or revoke this Agreement.

EXTENT OF INDIVIDUAL GUARANTORS' LIABILITY.  Notwithstanding anything to the contrary contained in this Agreement, the Individual Guarantors' aggregate monetary obligations or liabilities under this Agreement shall be limited to the sum of Ten Million and 00/100 Dollars ($10,000,000.00) (the "Maximum Amount") plus any liabilities of the Individual Guarantors arising under the Section of this Agreement entitled Payment of Costs (together with the Maximum Amount, the "Maximum Aggregate Liability"); provided that (i) on or after July 1, 2011 the Maximum Amount shall be reduced to Eight Million and 00/100 Dollars ($8,000,000.00) so long as (a) no Event of Default or Default shall have occurred and be continuing and (b) the Agent has received from the Borrowing Agent the Compliance Certificate required to be delivered pursuant to Section 9.8 of the Credit Agreement for the fiscal quarter of

Pac-Van ended June 30, 2011 containing calculations in sufficient detail to demonstrate compliance with all financial covenants contained in the Credit Agreement, and (ii) on or after July 1, 2012, the Maximum Amount shall be reduced to Six Million and 00/100 Dollars ($6,000,000.00) so long as (a) no Event of Default or Default shall have occurred and be continuing and (b) the Agent has received from the Borrowing Agent the Compliance Certificate required to be delivered pursuant to Section 9.8 of the Credit Agreement for the fiscal quarter of Pac-Van ended June 30, 2012 containing calculations in sufficient detail to demonstrate compliance with all financial covenants contained in the Credit Agreement.

EXERCISE OF RIGHTS AND REMEDIES.  Subject to the succeeding paragraph, the Agent and the Lenders agree that they will not exercise their rights and remedies under this Agreement until the earlier to occur of (i) (a) ninety (90) days have lapsed from the date upon which the Agent has delivered written notice to the Individual Guarantors that the Agent has commenced the exercise of its rights under Article XI of the Credit Agreement to liquidate, sell, collect, foreclose upon, or otherwise realize on any part of the Collateral (in any instance, a "Foreclosure Proceeding"), and (b) the conclusion of such Foreclosure Proceeding (if applicable, the date of the satisfaction of the conditions in this clause (i) being referred to herein as the "Conclusion Date"), or (ii) one hundred eighty (180) days have lapsed from the date upon which the Agent has delivered written notice to the Individual Guarantors that the Agent has commenced a Foreclosure Proceeding ( if applicable, the date of the satisfaction of the condition in this clause (ii) being referred to herein as the "Collection Date").  Upon the Conclusion Date, if applicable, the Individual Guarantors shall deposit into the Individual Guarantor Collateral Account an amount equal to the lesser of (A) the Maximum Aggregate Liability, and (B) the outstanding amount of the Debtor Liabilities as of the Conclusion Date, which amount shall be immediately applied to the outstanding amount of the Debtor Liabilities.  Upon the Collection Date, if applicable, the Individual Guarantors shall deposit into the Individual Guarantor Collateral Account an amount equal to the Maximum Aggregate Liability.  Upon the earlier to occur of (y) one hundred eighty (180) days after the Collection Date, and (z) the conclusion of the applicable Foreclosure Proceeding, amounts deposited into the Individual Guarantor Collateral Account along with the interest accrued on such amounts shall be applied to the outstanding amount of the Debtor Liabilities.  Any amounts remaining in the Individual Guarantor Collateral Account after the Debtor Liabilities are paid in full will be released by the Agent to the Individual Guarantors.

Notwithstanding the foregoing, in the event (i) either Individual Guarantor fails to perform any covenant or obligation hereunder, (ii) any Loan Party does not cooperate with Agent (which cooperation shall be determined by Agent in its reasonable discretion) in its efforts to collect the Obligations from such Loan Party or to liquidate, sell, collect, foreclose upon or otherwise realize on the Collateral, (iii) there is filed by or against any Loan Party or either Individual Guarantor any case, petition, proceeding or other action under any existing or future state or federal bankruptcy, insolvency, reorganization, liquidation or arrangement or readjustment of debt law or any similar existing or future law of any applicable jurisdiction, (iv)

a custodian, receiver, trustee, sequestrator, or agent is appointed or authorized to take charge of any assets of any Loan Party or either Individual Guarantor, (v) either Individual Guarantor shall die, be incarcerated for more than three (3) days or declared incompetent or otherwise incapacitated or unable to perform under this Agreement, or (vi) in Agent's reasonable opinion, a material adverse change in the condition (financial or otherwise), assets or properties of the Individual Guarantors taken as a whole has occurred (the occurrence of item (i), (ii), (iii), (iv), (v) or (vi) of this paragraph being referred to herein as a "Collection Event"), then Agent shall have the right immediately, and without any further notice, demand, or condition (which the Individual Guarantors hereby waive), to collect payment of all of the Debtor Liabilities from the Individual Guarantors up to the Maximum Aggregate Liability and otherwise to enforce all of the Agent's and the Lenders' rights and remedies under or arising out of this Agreement.  Upon the occurrence of a Collection Event, the Individual Guarantors shall immediately deposit into the Individual Guarantor Collateral Account an amount equal to the Maximum Aggregate Liability.  Amounts deposited into the Individual Guarantor Collateral Account pursuant to this paragraph shall be immediately applied to the outstanding amount of the Debtor Liabilities, and any amounts remaining after such application shall remain in the Individual Guarantor Collateral Account until the indefeasible payment in full to the Agent and the Lenders of all Debtor Liabilities.

Amounts deposited into the Individual Guarantor Collateral Account pursuant to this Section will not be subject to withdrawal by the Individual Guarantors and the Agent, or a designated representative of the Agent, shall have the sole right to withdraw such amounts.  Neither the amounts deposited into the Individual Guarantor Collateral Account nor the Individual Guarantor Collateral Account itself shall constitute a trust fund.

UNCONDITIONAL LIABILITY.  The Individual Guarantors' liability hereunder is absolute and unconditional and shall not be reduced, limited, waived, or released in any way by reason of:  (i) any failure of the Agent or any Lender to obtain, retain, preserve, perfect or enforce any rights against any Person (including without limitation, any Obligor) or in any property securing any or all of the Debtor Liabilities; (ii) the invalidity or irregularity of any such rights that the Agent and the Lenders may attempt to obtain; (iii) any delay in enforcing or any failure to enforce such rights, even if such rights are thereby lost; (iv) any delay in making demand on any Obligor for payment or performance of any or all of the Debtor Liabilities; or (v) from time to time, the payment in full and subsequent incurring of any Debtor Liabilities.

WAIVER.  Each Individual Guarantor hereby waives all notice with respect to the present existence or future incurrence of any Debtor Liabilities including, but not limited to, the amount, terms and conditions thereof.  Each Individual Guarantor hereby consents to the taking of, or failure to take, from time to time, any action of any nature whatsoever permitted by law with respect to the Debtor Liabilities and with respect to any rights against any Person or Persons (including, without limitation, any Obligor), or in any property including, without limitation, any renewals, extensions, modifications, postponements, compromises, indulgences, waivers, surrenders, exchanges and releases, and the Individual Guarantors will remain fully liable hereunder notwithstanding any or all of the foregoing.  The granting of an express written release of either Individual Guarantor's liability hereunder or any other Obligor's liability shall be effective only with respect to the liability hereunder of such Individual Guarantor or Obligor who is specifically so expressly released but shall in no way affect the liability hereunder of either Individual Guarantor or any Obligor not so expressly released.  The death or incapacitation of either Individual Guarantor, or dissolution of any other Obligor, shall in no way affect the liability hereunder or that of any other Obligor.  Each Individual Guarantor hereby expressly waives:  (i) notices of acceptance hereof; (ii) any presentment, demand, protest, notice of default in connection with the Debtor Liabilities, dishonor or notice of dishonor; (iii) any right of indemnification; and (iv) any defense arising by reason of any disability or other defense whatsoever to the liability of any Debtor, or any other circumstance which might otherwise constitute a defense available to, or in discharge of, either Individual Guarantor with respect to his/her obligations hereunder.

Neither Individual Guarantor shall have the right of subrogation, contribution, indemnification or other rights to be reimbursed, made whole or otherwise compensated by any other Obligor with respect to any payments made hereunder, until all of the Debtors' obligations to the Agent and the Lenders under the Credit Agreement and the Other Documents are satisfied in full and are not subject to any right of disgorgement.  Each Individual Guarantor hereby waives any benefit of and any right to participate in any collateral security now or hereafter held by the Agent and the Lenders or any failure or refusal by the Agent and the Lenders to perfect an interest in any collateral security.

BANKRUPTCY OF THE DEBTORS.  Neither each Individual Guarantor's obligations to make payment in accordance with the terms of this Agreement nor any remedy for the enforcement hereof shall be impaired, modified, changed, released or limited in any manner whatsoever by any Debtor's bankruptcy or by any impairment, modification, change, release or limitation of (i) the liability of any Debtor, any Person assuming the obligations of any Debtor under the Credit Agreement or any of the Other Documents or any Debtor's estate in bankruptcy or (ii) any remedy for the enforcement of the Debtor Liabilities, either of which result from the operation of any present or further provision of any bankruptcy act, law or equitable cause or from the decision of any court.  Each Individual Guarantor agrees that to the extent that any Debtor or any other Obligor makes a payment or payments to the Agent or any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be paid to a trustee, receiver or any other Person under any bankruptcy act, law or equitable cause, then to the extent of such payment, the Debtor Liabilities or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

PAYMENT OF COSTS.  In addition to all other liabilities of the Individual Guarantors hereunder, each Individual Guarantor also agrees to pay to the Agent on demand all costs and expenses (including reasonable attorneys' fees and legal expenses) which may be incurred in the enforcement or collection of the liabilities of the Individual Guarantors hereunder.

LIABILITY OF THE INDIVIDUAL GUARANTORS.  Each Individual Guarantor agrees that nothing contained herein shall prevent the Agent and the Lenders from suing on the Credit Agreement and the Other Documents, or any of them, or foreclosing their Lien, if any, on any collateral hereafter securing the Debtor Liabilities or from exercising any other rights available under the Credit Agreement and the Other Documents, or any other instrument of security if neither the Debtors nor the Individual Guarantors timely perform their obligations thereunder, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of the obligations of the Individual Guarantors thereunder or hereunder; it being the purpose and intent of the Individual Guarantors that the obligations of the Individual Guarantors hereunder shall be absolute, independent and unconditional.  Neither the obligations of the Individual Guarantors under this Agreement nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of any Debtor or by reason of the bankruptcy or insolvency of any Debtor. If acceleration of the time for payment of any amount payable by the Debtors is stayed upon the insolvency or bankruptcy of any Debtor, amounts otherwise subject to acceleration under the terms of the Credit Agreement and the Other Documents including, without limitation, interest at the rates set forth in the Credit Agreement occurring after the date of such bankruptcy or insolvency, shall nonetheless be payable by the Individual Guarantors hereunder forthwith on demand by the Agent.  Each Individual Guarantor acknowledges that the term "Debtor Liabilities" as used herein includes any payments made by any Debtor to the Agent or any Lender and subsequently recovered by such Debtor or a trustee for such Debtor pursuant to bankruptcy or insolvency proceedings.

RIGHTS OF THE INDIVIDUAL GUARANTORS.  All rights and remedies of the Individual Guarantors against each Debtor or any property of any Debtor or any collateral security for any of the Debtor Liabilities, whether arising by promissory note, subrogation, security agreement, mortgage or otherwise, shall in all respects be and remain subordinate and junior in right of payment and priority to the prior and indefeasible payment in full to the Agent and the Lenders of all Debtor Liabilities and to the priority of the Agent and the Lenders in any property of any Debtor and any collateral security for any of the Debtor Liabilities.  Any amount which may have been paid to either Individual Guarantor on account of any indebtedness of any Debtor to either Individual Guarantor, or on account of any subrogation or other rights of either Individual Guarantor against any Debtor, when all of the Debtor Liabilities shall not have been indefeasibly paid in full, shall be held by the undersigned in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent to be credited and applied upon the Debtor Liabilities, whether matured or unmatured.

NOTICE TO THE AGENT BY THE INDIVIDUAL GUARANTORS.  Any notice to the Agent by the Individual Guarantors pursuant to the provisions hereof shall be sent by first-class or first-class express mail, private overnight or next business day courier or by telex or telecopy with confirmation in writing mailed first class, in all cases with charges prepaid, and any such properly given notice will be effective when received, to:

PNC Bank, National Association
1900 East Ninth Street, 9th Floor
Mail Stop B7-YB13-09-5
Cleveland, OH 44114
Attention:                      Todd Milenius, Vice President
Telephone:                      (216) 222-9761
Facsimile:                      (216) 222-8155

with a copy to:

PNC Bank, National Association
PNC Agency Services
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, Pennsylvania 15219
Attention:                      Andrea Gibb
Telephone:                      (412) 762-7196
Facsimile:                      (412) 762-8672

with an additional copy to:

Thorp Reed & Armstrong LLP
One Oxford Centre
301 Grant Street, 14th Floor
Pittsburgh, Pennsylvania  15219-1425
Attention:                      Sean M. Girdwood
Telephone:                      (412) 394-2567
Facsimile:                      (412) 394-2555

Notice by either Individual Guarantor shall not, in any way, reduce, diminish or release the liability of any other Obligor.  In the event that this Agreement is preceded or followed by any other guaranty or surety agreement(s) regarding any Debtor or any other Person, all rights granted to the Agent and the Lenders in such agreement(s) shall be deemed to be cumulative and this Agreement shall not, in such event, be deemed to be cancelled, superseded, terminated or in any way limited.

FINANCIAL STATEMENTS AND TAX RETURNS OF THE INDIVIDUAL GUARANTORS.  As soon as practicable, and in any event within one hundred twenty (120) days after the close of each calendar year, the Individual Guarantors shall furnish to the Agent copies of their personal financial statements as of the calendar year then ended, in the form previously provided by the Guarantors to the Agent and in substance satisfactory to the Agent.

As soon as practicable, and in any event, within thirty (30) days after the date the annual federal tax return of the Individual Guarantors is due to be filed, as such due date may be properly extended, the Individual Guarantors shall furnish to the Agent copies of the annual federal tax return of the Individual Guarantors, including all schedules and attachments filed with such returns.  The delivery of such annual federal tax return to the Agent shall be accompanied by an update from the Individual Guarantors with respect to the status of the State of California income tax lien existing as of the Closing Date against RFV in the amount of Two Million Three Hundred Thousand and 00/100 Dollars ($2,300,000.00), in form and substance satisfactory to Agent.

MISCELLANEOUS.  This Agreement shall be binding upon each Individual Guarantor and such Individual Guarantor's heirs, executors, administrators, successors, assigns and other legal representatives, and shall inure to the benefit of the Agent and the Lenders, their respective endorsers, successors and assigns.  If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.  All matters arising hereunder shall be governed by the laws of the State of New York without regard to the conflicts of laws thereof, and the parties hereto agree to the jurisdiction and venue of the federal and state courts located in the County of New York, State of New York with respect to any suit arising in connection herewith.

WAIVER OF TRIAL BY JURY.  EACH OF THE UNDERSIGNED HEREBY EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND IT WILL NOT AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS AGREEMENT, THE CREDIT AGREEMENT OR ANY OF THE OTHER OTHER DOCUMENTS.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned Individual Guarantors, intending to be legally bound, have executed and delivered this Agreement on the day and year first above written.

WITNESS:

/s/ Ronald F. Valenta
Ronald F. Valenta

Address:

39 East Union Street

Pasadena, California 91103

Telephone:  (626) 584-9722

Facsimile:  (626) 795-8090

WITNESS:

/s/ Lydia D. Valenta
Lydia D. Valenta

Address:

39 East Union Street

Pasadena, California 91103

Telephone:  (626) 584-9722

Facsimile:  (626) 795-8090

ACKNOWLEDGMENT

STATE/COMMONWEALTH OF _______________                                                                                                )

)           SS:

COUNTY OF _______________                                                                                                )

On this, the _____ day of July, 2010, before me, a Notary Public, the undersigned officer, personally appeared Ronald F. Valenta, an individual, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

______________________________
Notary Public

My Commission Expires:

ACKNOWLEDGMENT

STATE/COMMONWEALTH OF _______________                                                                                                )

)           SS:

COUNTY OF _______________                                                                                                )

On this, the _____ day of July, 2010, before me, a Notary Public, the undersigned officer, personally appeared Lydia D. Valenta, an individual, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that she executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

______________________________
Notary Public

My Commission Expires: